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                                                                    EXHIBIT 23.1


                              ACCOUNTANTS' CONSENT


To:      TransCanada Corporation



We consent to incorporation by reference in the Post-Effective Amendment
No. 3 to Registration Statement (No. 33-00958) on Form S-8 dated May 15, 2003, the Post-Effective Amendment No. 1 to Registration Statement (No. 333-5916) on Form S-8 dated May 15, 2003, the Post-Effective Amendment No. 1 to Registration Statement (No. 333-8470) on Form S-8 dated May 15, 2003, and the Post-Effective Amendment No. 1 to Registration Statement (No. 333-9130) on Form S-8 dated May 15, 2003, of our report dated February 25, 2003 relating to the consolidated balance sheets of TransCanada PipeLines Limited and subsidiaries as at December 31, 2002 and 2001 and the related statements of consolidated income, retained earnings, and cash flows for each of the years in the three-year period ended December 31, 2002 which report is attached to Form 40-F of TransCanada PipeLines Limited for the fiscal year ended December 31, 2002.


/s/ KPMG LLP

Chartered Accountants

Calgary, Canada
May 15, 2003